                                                                    EXHIBIT 99.1

               TRIDENT MICROSYSTEMS REPORTS FINANCIAL RESULTS FOR
                       THIRD QUARTER OF FISCAL YEAR 2004

Sunnyvale, Calif., --- April 22, 2004: Trident Microsystems, Inc. (NASDAQ: TRID) reported today its financial results for the third quarter of fiscal year 2004 ended March 31, 2004. The Company announced that its net sales for the third quarter were $13,846,000, a decrease of 15% from $16,227,000 for the prior quarter and an increase of 19% from $11,614,000 for the same quarter of the prior fiscal year. The year ago period included sales of graphics products, which were discontinued during the quarter ended September 30, 2003. $12,720,000 of net sales for the quarter ended March 31, 2004 were from sales of digital media products by TTI, an 83%-owned subsidiary. This compares to digital media sales for the prior quarter of $15,889,000, a decrease of 20%, and digital media sales for the same quarter of the prior fiscal year of $7,574,000, an increase of 68%.

Net income in the third quarter of fiscal year 2004, on a generally accepted accounting principles (GAAP) basis after taking into account minority ownership of TTI was $2,489,000, or $0.10 per share on a diluted basis, which included a gain on the sale of UMC stock of $1,941,000. This compares to net income on a GAAP basis of $1,431,000 or $0.06 per share on a diluted basis in the prior quarter and a net loss $7,543,000 or $0.37 for the same quarter of the prior fiscal year.

Pro forma net income in the quarter ended March 31, 2004, which excluded a gain on the sale of UMC stock of $1,941,000 and deferred compensation expense of $147,000, was $695,000, or $0.03 per share on a diluted basis. This compares to pro forma net income of $1,762,000 or $0.07 per share on a diluted basis in the prior quarter, which excluded deferred compensation expense of $246,000, and pro forma net loss of $4,722,000 or $0.23 per share for the same quarter of the prior fiscal year. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table following the pro forma consolidated statement of operations.

"Our March quarter results turned out to be what we had expected. For the June quarter, which is typically a slow quarter for the consumer electronics market, we expect digital media revenue to be relatively flat or slightly up as compared with the March quarter. Moving forward into the second half, we are quite encouraged by our strong market position," said Frank Lin, Trident's President and CEO. "Considering the following key indicators of Trident business potential, we anticipate a strong revenue growth trend starting from the second half of this year: First, in the digital CRT TV arena, we still hold a very solid number one position in the China market and we expect winning other first-tier OEMs in territories outside China at the second half of this year. Second, not only have we continued our design win momentum in top-tier OEMs in LCD TV, PDP TV, DLP TV and particularly in the AV PC arena, we have also received very favorable responses for our new and exciting product offering. Third, we are still the first company offering a single chip solution for the potentially huge HDTV market."

"Third quarter revenue for TTI was $12.7 million, in line with our expectation. This represents a decrease of 20% over the prior quarter due to seasonal effect, and an increase of 68% over the same quarter in the prior year. Gross margin was 57.5%. During the third quarter, the Progressive-scan CRT TV revenue accounted for 57% of the total revenue as compared with 61% in the first quarter, and the LCDTV and PDP revenue accounted for 42% of the total revenue as compared with 37% in the second quarter. During the March quarter, we showcased our new HiDTV chip during the CES for the emerging HDTV market. This is the industry's first SoC chip to fully integrate HDTV audio/video decoding, analog video processing and TV features/ requirements all into a single chip. Our HiDTV chip is very well received by major TV OEMs. In this quarter, we have also announced the cooperation with Silicon Image in bringing the HDMI interface into the main stream HDTV market. We believe the HDMI interface will be integrated into our future products ahead of any other competitor. On the front of new OEM design-wins, we are very pleased to have made significant inroads into several first-tier OEM accounts with our DPTV-SVP chip. A couple of mainstream models are already in mass production in a first-tier Japan OEM which we hope to announce soon. During this quarter, we have also started sampling our next generation DPTV chip, called SVP-EX, which has further integrated a high-performance 10-bit ADC for HD/PC and a high-quality scaler using 0.18um mixed-signal technology. We believe this chip can help us to continue expanding our market share in a fast pace in the second half of this year."

The Company also announced that it will hold a conference call to discuss the earnings, which will occur on Thursday, April 22, 2004 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Shareholders may participate in the call by calling 800-901-5231 (U.S.), or 617-786-2961 (International) passcode 94390327. The conference call will also be webcast by CCBN and can be accessed at Trident's web site at: http://www.tridentmicro.com. A replay of the conference call will be available from 7:30 p.m. April 22, 2004 until midnight April 29, 2004, and can be accessed by calling 888-286-8010 (U.S.), or 617-801-6888 (International) using passcode 56145105.

Forward-Looking Information

This press release contains forward-looking statements, including statements which use the words "expect," "hope," "anticipate," "believe," "potential" and similar words, including our statements regarding financial expectations and our expectations regarding product developments and design-wins. The forward-looking statements above are subject to certain risks, and actual results could vary materially depending on a number of factors. These risks include, in particular, changes in trends in the DPTV industries, changes in targeted consumer electronics markets such as Digital Television, whether the Company is able to achieve timely product introductions, the failure to obtain design wins among major OEMs for the Company products, and competitive pressures, including pricing and competitors' new product introductions. Additional factors that may affect the Company's business are described in detail in the Company's filings with the Securities and Exchange Commission.
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                                                    Use of Pro forma Information

To supplement our consolidated financial statements presented in accordance with GAAP, Trident uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain gains and expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Trident's operating results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

ABOUT TRIDENT MICROSYSTEMS, INC.

Trident Microsystems, Inc., with headquarters in Sunnyvale, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for CRT TV, LCD TV, PDP TV, HDTV, and digital set-top box. Trident's products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company's web site: http://www.tridentmicro.com.

Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

FOR PRESS RELEASES:
Trident Microsystems, Inc.
Investor Relations
Tel: (408) 991-8090
Email: Investor@tridentmicro.com
Web site: http://www.tridentmicro.com
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Trident Microsystems, Inc.
Consolidated Statement of Operations

                                                               Three Months Ended                    Nine Months Ended
                                                     ---------------------------------------------------------------------
                                                     March 31,    December 31,     March 31,      March 31,      March 31,
(in thousands, except per share data, unaudited)       2004           2003           2003           2004           2003
--------------------------------------------------------------------------------------------------------------------------
Net sales                                            $ 13,846       $ 16,227       $ 11,614       $ 39,905       $ 38,132
Cost of sales                                           6,014          7,303          7,431         18,176         25,990
--------------------------------------------------------------------------------------------------------------------------
Gross profit                                            7,832          8,924          4,183         21,729         12,142
% to net sales                                           56.6%          55.0%          36.0%          54.5%          31.8%
Research and development expenses                       3,129          2,666          5,461          7,876         17,034
% to net sales                                           22.6%          16.4%          47.0%          19.7%          44.7%
Selling, general and administrative expenses            3,522          3,683          2,986         10,229          9,100
% to net sales                                           25.4%          22.7%          25.7%          25.6%          23.9%
--------------------------------------------------------------------------------------------------------------------------
Income (loss) from operations                           1,181          2,575         (4,264)         3,624        (13,992)
% to net sales                                            8.5%          15.9%         (36.7)%          9.1%         (36.7)%
Gain(loss) on investments, net                          1,941            (85)        (2,821)         9,061         (4,787)
Interest and other income(expense), net                   137           (265)          (458)          (255)          (350)
Minority interests in subsidiaries                       (539)          (689)            --         (1,324)            --
--------------------------------------------------------------------------------------------------------------------------
Income(loss) before income taxes                        2,720          1,536         (7,543)        11,106        (19,129)
% to net sales                                           19.6%           9.5%         (64.9)%         27.8%         (50.2)%
Provision for income taxes                                231            105             --          2,506          1,046
% to net sales                                            1.7%           0.6%                          6.3%           2.7%
--------------------------------------------------------------------------------------------------------------------------
Net income(loss)                                     $  2,489       $  1,431       $ (7,543)      $  8,600       $(20,175)
% to net sales                                           18.0%           8.8%         (64.9)%         21.6%         (52.9)%
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Basic net income (loss) per share                    $   0.11       $   0.06       $  (0.37)      $   0.39       $  (0.99)
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Common shares used in computing basic
per share amounts                                      22,715         22,374         20,544         22,183         20,477
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Diluted net income (loss) per share                  $   0.10       $   0.06       $  (0.37)      $   0.35       $  (0.99)
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Common and common equivalent shares used
in computing diluted per share amounts                 25,275         25,098         20,544         24,923         20,477
--------------------------------------------------------------------------------------------------------------------------

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Trident Microsystems, Inc.
Pro Forma Consolidated Statement of Operations

                                                               Three Months Ended                    Nine Months Ended
                                                     ---------------------------------------------------------------------
                                                     March 31,    December 31,     March 31,      March 31,      March 31,
(in thousands, except per share data, unaudited)       2004           2003           2003           2004           2003
--------------------------------------------------------------------------------------------------------------------------
Net sales                                            $ 13,846       $ 16,227       $ 11,614       $ 39,905       $ 38,132
Cost of sales                                           6,014          7,303          7,431         18,176         25,990
--------------------------------------------------------------------------------------------------------------------------
Gross profit                                            7,832          8,924          4,183         21,729         12,142
% to net sales                                           56.6%          55.0%          36.0%          54.5%          31.8%
Research and development expenses                       3,106          2,628          5,461          7,815         17,034
% to net sales                                           22.4%          16.2%          47.0%          19.6%          44.7%
Selling, general and administrative expenses            3,398          3,475          2,986          9,897          9,100
% to net sales                                           24.5%          21.4%          25.7%          24.8%          23.9%
--------------------------------------------------------------------------------------------------------------------------
Income (loss) from operations                           1,328          2,821         (4,264)         4,017        (13,992)
% to net sales                                            9.6%          17.4%         (36.7)%         10.1%         (36.7)%
Interest and other income(expense), net                   137           (265)          (458)          (255)          (350)
Minority interests in subsidiaries                       (539)          (689)            --         (1,324)            --
--------------------------------------------------------------------------------------------------------------------------
Income(loss) before income taxes                          926          1,867         (4,722)         2,438        (14,342)
% to net sales                                            6.7%          11.5%         (40.7)%          6.1%         (37.6)%
Provision for income taxes                                231            105             --            336             --
% to net sales                                            1.7%           0.6%            --            0.8%            --
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Net income(loss)                                     $    695       $  1,762       $ (4,722)      $  2,102       $(14,342)
% to net sales                                            5.0%          10.9%         (40.7)%          5.3%         (37.6)%
--------------------------------------------------------------------------------------------------------------------------
Basic net income (loss) per share                    $   0.03       $   0.08       $  (0.23)      $   0.09       $  (0.70)
--------------------------------------------------------------------------------------------------------------------------
Common shares used in computing basic
per share amounts                                      22,715         22,374         20,544         22,183         20,477
--------------------------------------------------------------------------------------------------------------------------
Diluted net income (loss) per share                  $   0.03       $   0.07       $  (0.23)      $   0.08       $  (0.70)
--------------------------------------------------------------------------------------------------------------------------
Common and common equivalent shares used
in computing diluted per share amounts                 25,275         25,098         20,544         24,923         20,477
--------------------------------------------------------------------------------------------------------------------------

A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is as follows:

                                                               Three Months Ended                    Nine Months Ended
                                                     ---------------------------------------------------------------------
                                                     March 31,    December 31,     March 31,      March 31,      March 31,
(in thousands, unaudited)                              2004           2003           2003           2004           2003
--------------------------------------------------------------------------------------------------------------------------
GAAP net income (loss)                               $  2,489       $  1,431       $ (7,543)      $  8,600       $(20,175)

Amortization of stock-based compensation                  147            246             --            393             --

(Gain) loss on investments, net                        (1,941)            85          2,821         (9,061)         4,787

Income taxes on investments                                --             --             --          2,170          1,046
                                                     ---------------------------------------------------------------------
Pro forma net income (loss)                          $    695       $  1,762       $ (4,722)      $  2,102       $(14,342)
                                                     =====================================================================

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Trident Microsystems, Inc.
Consolidated Balance Sheet

                                                    March 31,     December 31,    March 31,
(in thousands, unaudited)                             2004           2003           2003
-------------------------------------------------------------------------------------------
ASSETS
Current assets
  Cash and cash equivalents                         $  29,179      $  26,225      $   8,801
  Short-term investment - UMC                          64,338         62,981         37,423
  Short-term investments - other                           26             23            931
  Accounts receivable, net                              3,121          1,177          1,817
  Inventories                                           3,391          3,126          4,753
  Prepaid expenses and other current assets             1,240          1,431          1,619
-------------------------------------------------------------------------------------------
    Total current assets                              101,295         94,963         55,344

Property and equipment, net                             2,282          2,411          3,015
Long-term investment - UMC                                 --          2,103          4,375
Long-term investments - other                           2,950          2,950          3,944
Other assets                                              408            341            344
-------------------------------------------------------------------------------------------
    Total assets                                    $ 106,935      $ 102,768      $  67,022
===========================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                                  $   4,458      $   6,914      $   6,366
  Accrued liabilities                                   8,592          8,616          9,944
  Deferred tax liabilities                              7,175          6,095             --
  Income taxes payable                                  4,062          3,856          1,385
-------------------------------------------------------------------------------------------
    Total current liabilities                          24,287         25,481         17,695
Minority interests in subsidiaries                      3,515          2,976             --
-------------------------------------------------------------------------------------------
    Total liabilities                                  27,802         28,457         17,695

Stockholders' equity
  Capital stock                                        47,895         47,329         38,639
  Deferred stock based compensation                    (2,541)        (2,688)            --
  Retained earnings                                    23,171         20,682         19,170
  Accumulated other comprehensive income (loss)        10,608          8,988         (8,482)
-------------------------------------------------------------------------------------------
    Total stockholders' equity                         79,133         74,311         49,327
-------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity      $ 106,935      $ 102,768      $  67,022
===========================================================================================